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                                                                Exhibit No. 8(b)

                          LIQUID INSTITUTIONAL RESERVES
                          BRINSON LIR MONEY MARKET FUND
                      BRINSON LIR TREASURY SECURITIES FUND

                          FINANCIAL INTERMEDIARY SHARES
                     SHAREHOLDER SERVICES PLAN AND AGREEMENT

      This Shareholder Services Plan and Agreement ("Plan") is adopted by Liquid Institutional Reserves, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") pursuant to an Amended and Restated Declaration of Trust dated April 26, 1991, as amended from time to time, with respect to the Trust's Financial Intermediary shares, a class of shares issued by the Trust's Brinson LIR Money Market Fund and Brinson LIR Treasury Securities Fund and such other series of the Trust as may be designated by the Board of Trustees (each a "Fund" and, collectively, the "Funds"), and is entered into by Brinson Advisors, Inc. ("Brinson Advisors") and the Trust, subject to the following terms and conditions:

      Section 1. Service Arrangements.

      Brinson Advisors, in respect of each Fund, may enter into a shareholder service agreement ("Service Agreement"), substantially in the form attached hereto as Appendix A, with each financial intermediary that purchases Financial Intermediary shares. Each Service Agreement will require the financial intermediary to provide support services to its customers ("Customers") who are the beneficial owners of Financial Intermediary shares. Such services may include, without limitation: (i) assisting Customers in changing dividend options, account designations and addresses; (ii) aggregating and processing purchase and redemption requests from Customers and placing net purchase and redemption orders with Brinson Advisors; (iii) transmitting and receiving funds in connection with Customer orders to purchase and redeem Financial Intermediary shares; (iv) processing dividend payments on behalf of Customers; (v) providing information periodically to Customers showing their position in Financial Intermediary shares; (vi) arranging for bank wires; (vii) responding to Customer inquiries regarding account status and history, the manner in which purchases and redemptions of Financial Intermediary shares may be made and other matters;
(viii) providing sub-accounting with respect to Financial Intermediary shares beneficially owned by Customers or the information to the Trust necessary for sub-accounting; (ix) forwarding communications from the Trust (for example, proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (x) providing the necessary personnel and facilities to establish and maintain shareholder accounts and records; and (xi) such other similar services as Brinson Advisors or a Customer may reasonably request from time to time, to the extent the Financial Intermediary is permitted to perform such services under Federal and state statutes, rules and regulations.

      Section 2. Compensation.

      Each Fund will pay Brinson Advisors an annual fee which Brinson Advisors will pay over to each financial intermediary (the "Service Payment") for the services provided by the financial intermediary. The Service Payment will be calculated daily and paid monthly by the




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Trust at the annual rate of 0.25% of the average daily net asset value of the
Financial Intermediary shares held by a financial intermediary that has entered into a Service Agreement with Brinson Advisors on behalf of the financial intermediary's Customers. All expenses incurred by a Fund in respect of Service Payments shall be borne entirely by the holders of Financial Intermediary shares of that Fund.

      Section 3. Approval by Board of Trustees.

      This Plan will not take effect until approved by a majority of both (i) the full Board of Trustees of the Trust, and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940, as amended ("1940 Act")) and who have no direct or indirect financial interest in the operation of this Plan (the "Disinterested Trustees").

      Section 4. Continuance of the Plan.

      The Plan will continue in effect from year to year so long as such continuance is specifically approved annually by the Board of Trustees in accordance with the procedure specified in Section 3 above.

      Section 5. Termination.

      The Plan may be terminated at any time, without penalty, by vote of a majority of the Disinterested Trustees.

      Section 6. Amendment.

      The Plan may be amended from time to time by the Board of Trustees, provided, however, that all material amendments of the Plan must be approved in accordance with the procedures specified in Section 3 above.

      Section 7. Shareholder Voting.

      To the extent that matters pertaining to the Plan or to the Financial Intermediary shares are submitted to shareholders for approval, only the holders of Financial Intermediary shares shall be entitled to vote thereon.

      Section 8. Reports to the Trustees and Records.

      (a) While the Plan is in effect, Brinson Advisors shall provide to the Trust's Board of Trustees, at such times as the Board of Trustees shall request and in no event less frequently than annually, and the Board of Trustees shall review, a written report of the amounts expended by Brinson Advisors under Service Agreements with financial intermediaries and the purposes for which such expenditures were made.

      (b) The Trust shall preserve copies of the Plan and any Service Agreements, any other agreements relating to the Plan and any reports made pursuant to Section 8(a) above for a period of not less than six years from the date of the Plan, each Service Agreement, agreement or report, the first two years in an easily accessible place.


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      Section 9. Limitation of Liability of the Trustees and Shareholders of the
Trust.

      The Trustees of the Trust and the shareholders of any Fund shall not be liable for any obligation of the Trust or any Fund under this Plan, and Brinson Advisors agrees that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the Trust or the particular Fund in settlement of such right or claims, and not to such Trustees or shareholders.

      Section 10. Governing Law.

      This Plan shall be construed in accordance with the laws of the State of New York and the 1940 Act, provided, however, that Section 9 above will be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent the applicable laws of the State of New York or the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

      Section 11. Effective Date.

      The Plan will become effective as of May 9, 2001.

LIQUID INSTITUTIONAL RESERVES             LIQUID INSTITUTIONAL RESERVES

By:__________________________________     By:___________________________________
Name:                                     Name:
Title:                                    Title:


BRINSON ADVISORS, INC.                    BRINSON ADVISORS, INC.

By:__________________________________     By:___________________________________
Name:                                     Name:
Title:                                    Title:


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                                                                      Appendix A

                          LIQUID INSTITUTIONAL RESERVES
                          BRINSON LIR MONEY MARKET FUND
                      BRINSON LIR TREASURY SECURITIES FUND

                          FINANCIAL INTERMEDIARY SHARES
                          SHAREHOLDER SERVICE AGREEMENT

      Brinson Advisors, Inc. (the "Firm"), as principal underwriter of Liquid Institutional Reserves (the "Trust") and two of its series, Brinson LIR Money Market Fund and Brinson LIR Treasury Securities Fund, and the counterparty named below (the "Financial Intermediary") wish to enter into an agreement ("Agreement") pursuant to which the Financial Intermediary will provide services to certain shareholders of, and administer certain shareholder accounts in, Financial Intermediary shares ("Shares") of the Trust.

      In consideration of the mutual covenants herein contained, it is agreed by and between the Firm and the Financial Intermediary as follows:

      Section 1. Services to Be Provided. The Financial Intermediary will provide shareholder and administrative services for its customers ("Customers") who own Shares. Such services may include, without limitation: (i) assisting Customers in changing dividend options, account designations and addresses; (ii) aggregating and processing purchase and redemption requests from Customers and placing net purchase and redemption orders with the Firm; (iii) transmitting and receiving funds in connection with Customer orders to purchase and redeem Shares; (iv) processing dividend payments on behalf of Customers; (v) providing information periodically to Customers showing their position in Shares; (vi) arranging for bank wires; (vii) responding to Customer inquiries regarding account status and history, the manner in which purchases and redemptions of Shares may be made and other matters pertaining to the Shares; (viii) providing sub-accounting with respect to Shares beneficially owned by Customers or the information to the Trust necessary for sub-accounting; (ix) forwarding shareholder communications from the Trust (for example, proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (x) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; and (xi) such other similar services as the Firm or a Customer may reasonably request from time to time to the extent the Financial Intermediary is permitted to perform such services under Federal and state statutes, rules and regulations.

      Section 2. Financial Intermediary as Agent for Its Customers. The Financial Intermediary agrees that, in all activities covered by this Agreement, the Financial Intermediary will act as agent for its customers; it is not authorized to act as agent for the Firm or the Trust. This Agreement shall not make either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

      Section 3. Information Concerning the Trust and the Shares. The Financial Intermediary agrees that neither it nor any of its employees or agents are authorized to make any representation concerning the Shares or the Trust, except those contained in the then-current Prospectus and Statement of Additional Information for the Trust, copies of which will be supplied by the Firm in reasonable quantities upon request, or in other material approved in writing by the Firm.

      Section 4. Compensation. The Firm will pay the Financial Intermediary an annual fee (the "Service Payment") for its services in connection with the Shares beneficially owned by its Customers. The Service Payment will be calculated daily and paid monthly by the Firm at the annual rate of 0.25% of the average daily net asset value of the Shares held by the Financial Intermediary for its Customers. For purposes of calculating the fee payable to the Financial Intermediary, the average daily net asset value of the Shares will be calculated in accordance with the procedure set forth in the Trust's then current Prospectus and Statement of Additional Information. The Financial Intermediary agrees that no trustee, officer or shareholder of the Trust (or any of its series) shall be liable for the performance of the Firm's obligations hereunder or for the Service Payment.

      Section 5. Right to Suspend Sales. The Firm and the Trust reserve the right, at their discretion, to suspend the sale of Shares of the Trust or withdraw the Shares from sale.

      Section 6. Other Duties of the Financial Intermediary.

      (a) The Financial Intermediary agrees to provide the Firm and the Trust such information relating to its services hereunder as may be required to be maintained by the Firm and the Trust under applicable regulatory and self-regulatory agencies or authorities, and to cooperate with the Firm in providing information to the Trust and its Board of Trustees with respect to amounts expended and services provided under this Agreement.

      (b) In the event an issue pertaining to the Shares is submitted for shareholder approval, the Financial Intermediary will vote any Shares of a series held for its own account, or over which it otherwise has discretion to vote, in the same proportions as the votes cast by those Shares of the same series held for its Customer's accounts for which instructions have been received from the beneficial owners or other persons entitled to vote.

      Section 7. Representations of Financial Intermediary.

      (a) The Financial Intermediary represents and warrants that its Customers are aware of and have agreed to the arrangements provided for in this Agreement and that the compensation payable to the Financial Intermediary hereunder, together with any other compensation payable to the Financial Intermediary in connection with the investment of their assets in the Shares, will be properly disclosed by the Financial Intermediary to its Customers and authorized by them.

      (b) The Financial Intermediary represents and warrants that, in providing services hereunder, it will act in accordance with Federal and state law, and rules and regulations thereunder, applicable to it and its Customer's accounts.

      Section 8. Customer Lists. Each party agrees that it (and/or its affiliates) will not use any list of customers of the other party that may be obtained in connection with this Agreement for the purpose of solicitation of any product or service without the express written consent of


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

the other party. However, nothing in this Agreement shall be deemed to prohibit or restrict either party (or its affiliates) in any way from solicitations of any product or service directed at, without limitation, the general public, any segment thereof, or any specific individual, provided such solicitation is not based upon such list.

      Section 9. Indemnification. (a) The Financial Intermediary will indemnify and hold the Firm and the Trust harmless from any claim, demand, loss, expense or cause of action resulting from the misconduct or negligence, as measured by industry standards, of the Financial Intermediary, its agents or employees, in carrying out the Financial Intermediary's obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

      (b) The Firm will indemnify and hold the Financial Intermediary harmless from any claim, loss, expense or cause of action resulting from the misconduct or negligence, as measured by industry standards, of the Firm, its agents or employees, in carrying out the Firm's obligations under this Agreement.

      Section 10. Duration of Agreement. This Agreement will continue in effect for one year from its Effective Date, and thereafter will continue automatically for successive annual periods; provided, however, that the Agreement is subject to termination as provided below in the event the Shareholder Services Plan applicable to the Trust is terminated in accordance with its terms.

      Section 11. Amendment and Termination of the Agreement. This Agreement may be amended upon written agreement of the parties. Either party to the Agreement may terminate the Agreement, without cause or penalty, by giving the other party at least thirty (30) days' written notice of its intention to terminate.

      Section 12. Effective Date. This Agreement will become effective on the date set forth below.

      Section 13. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile machine or a similar means of same day delivery (with a confirming copy by mail). All notices to the Firm shall be given or sent to its offices located at 1285 Avenue of the Americas, New York, New York 10019, ATTN: Amy R. Doberman, Esq. All notices to the Financial Intermediary shall be given or sent to it at the address specified by it below. Either party may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph 13.

      Section 14. Miscellaneous. (a) This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof, and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

      (b) The captions in this Agreement are included for convenience of reference only and in no way defined or limit any of the provisions of this Agreement or otherwise affect their construction or effect.


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

      (c) In the case that any provision in this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

BRINSON ADVISORS, INC.                    BRINSON ADVISORS, INC.


By:______________________________         By:___________________________________
Name:                                     Name:
Title:                                    Title:

      Please return two signed copies of this Agreement to Brinson Advisors, Inc. Upon acceptance by Brinson Advisors, one countersigned copy will be returned to you for your files.

Name of Financial Intermediary: ________________________________________

Address:________________________________________________________________

        ________________________________________________________________

By:_______________________________________________________________
                       Authorized Representative

________________________________________________________________________
                  (Name and Title; please print or type)

ACCEPTED AND AGREED:

BRINSON ADVISORS, INC.                    BRINSON ADVISORS, INC.


By:______________________________         By:___________________________________
Name:                                     Name:
Title:                                    Title:

Dated:___________________________


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